Exhibit 99.1

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 This Presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as "expect”, "will", "anticipate," "indicate," "estimate," "believes," "plans" and other similar expressions. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include the success of our project financing efforts, accuracy of well test results, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, results of seismic date acquisition efforts, and the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. We caution you not to place undue reliance on those statements. The U.S. Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only “reserves” that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. We are prohibited from disclosing estimates of oil and gas resources that do not constitute such “reserves” in our SEC filings. We may use certain terms in this presentation such as “contingent” and “prospective” resources which imply the existence of quantities of resources which the SEC guidelines strictly prohibit U.S. publicly registered companies from including in reported reserves in their filings with the SEC. With respect to possible and probable reserves we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings, and investors are urged to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov. The definitions of Contingent and Prospective Resources have been excerpted from the Petroleum Resources Management System approved by the Society of Petroleum Engineers (SPE) Board of Directors, March 2007. Proved, Probable and Possible Reserves are denoted by P1, P2 and P3, respectively. Prospective resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. Prospective resources are further subdivided in accordance with the level of certainty associated with recoverable estimates assuming their discovery and development and may be sub-classified based on project maturity. Contingent resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from known accumulations, but the applied project(s) are not yet considered mature enough for commercial development due to one or more contingencies. Contingent Resources may include, for example, projects for which there are currently no viable markets, or where commercial recovery is dependent on technology under development, or where evaluation of the accumulation is insufficient to clearly assess commerciality. Contingent Resources are further categorized in accordance with the level of certainty associated with the estimates and may be sub classified based on project maturity and/or characterized by their economic status. The volume and parameters associated with low, best and high estimates scenarios of contingent resources are referred to as 1C, 2C and 3C, respectively. The Company is aware that certain information concerning its operations and production is available from time to time from PeruPetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines (“MEM”), a ministry of the government of Peru. This information is available from the websites of PeruPetro and MEM and may be available from other official sources of which the Company is unaware. This information is published by PeruPetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements. The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company. The Company urges interested investors and third parties to review the Company’s filing with the SEC before making an investment decision. Information obtained from other sources may not comply with the requirements of the SEC or management of the Company. 2

 Focus Oil & Gas in Peru Four Blocks 100% working interests Acreage 2.2 million acres Current Production Corvina & Albacora* Oil Fields Offshore Exploration Multiple Plays *Albacora production achieved during testing 3

NYSE Ticker: BPZ 52 Week Stock Range: $2.58 - $6.69 Shares Outstanding: 116 million Share Ownership: Management & Directors 10% Top Ten Institutional 46% Total Institutional 76% Six-Month 2011: Revenues $75.6 million Operating Income $9.3 million EBITDAX * $36.6 million Proved Oil Reserves: 39 million barrels 2011 Est. Avg. Daily Production: 4,150 bopd Note:*EBITDAX is a non-GAAP measure. SEC rules require reconciliation of this measure to the equivalent GAAP measure for any filings with the SEC. 4

5 Albacora oil field commerciality by year-end Optimization of oil production via well work Tap into 22 MMBO of Corvina PUDs: New CX-15 platform Exploration offshore and onshore Strategic approach to unlock asset value

6 Steps to Commerciality Prepare water and gas injector wells Procure 5000 psi compressor Install gas and water injection equipment Complete year-end 2011 Gas Compressor: Superior W74 Engine: Superior 16SGT B

7 Albacora Well Work Interference testing since June 1 Work completed on producers and injectors: A-14XD A-13E A-9G A-12F A-17D Expected to result in 3 oil producing wells Corvina Well Work Three workovers scheduled by year-end Wells C-14D, C-15D, and C-20XD Expected to result in 7 oil producing wells

The New CX-15 Platform First buoyant tower in Peru 24 slots Production and reinjection equipment included Placement over oil pool CX-15 and CX-11 platforms connected via 4 subsea pipelines Drilling planned by second half 2012 First oil production by fourth quarter 2012 8 mmscfd - million standard cubic feet per day, bpd - barrels per day New CX-15 Product Rate Oil 12,200 bpd Gas 12.8 mmscfd Produced Water 3,500 bpd 9

Category Est. Cost $ Millions Platform Engineering, Fabrication, Transportation and Installation $25.8 Production and Compression Equipment, and Installation $21.6 Subsea Pipelines $2.2 Project Management, Insurance, Contingency $10.6 Total $60.2 10

11 Block Z-1 Prospects & Leads in 500’ - 700’ of water 1,500 sq. km. 3-D seismic acquisition second half 2011 Block XIX Mancora Gas and Heath Oil Current exploration commitment fulfilled Evaluating alternatives on PLG-1X well Block XXIII Mancora Gas, Heath Oil and Eocene Oil 2-D and 3-D seismic completed Interpretation complete by year-end 2011 Block XXII Adjacent to existing oil fields 2-D seismic completed Interpretation complete by year-end 2011

Overview 10,000 kms of 2-D seismic available 15 mapped structures in shallow waters Five have been drilled, and all five tested hydrocarbons: West Corvina (Oil & Gas) Albacora (Oil & Gas) Delfin (Oil & Gas) Barracuda (Oil) Piedra Redonda (Gas) 12

New financings completed $40 million secured financing on gas turbines $75 million secured financing on Block Z-1 assets 13 Partnering process underway Contingent and prospective resources report and opening of Block Z-1 data room Interested parties reviewing Block Z-1 data Execute JV agreement

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15 Richard Spies Chief Operating Officer The BPZ team will be recognized for excellence in exploring, developing and producing oil and gas in the Americas. For further information contact: A. Pierre Dubois Investor Relations & Corporate Communications BPZ Energy 580 Westlake Park Blvd., Suite 525 Houston, Texas 77079 (281) 752-1240 pierre_dubois@bpzenergy.com